Exhibit 10.1

CONSOLIDATED GRAPHICS, INC.

STOCK OPTION AGREEMENT

[DATE]

Consolidated Graphics, Inc. (the “Company”) hereby grants, effective as of [DATE]  (the “Grant Date”) to [NAME] (the “Optionee”), an employee of the Company or any of its subsidiaries, the Option (the “Option”) to purchase from the Company up to, but not exceeding in the aggregate, [NUMBER] shares of the Company’s Common Stock, par value $.01 per share, (the “Stock”), at a price per share equal to the closing price per share of Stock as reported by the New York Stock Exchange on the last trading day immediately preceding the Grant Date (the “Exercise Price”), such number of shares and such price per share being subject to adjustment as provided in paragraph 14(b) of the Consolidated Graphics, Inc. Long-Term Incentive Plan, as amended from time to time (the “Plan”), and further subject to the following terms and conditions:

1.                                       This Option is issued in accordance with and subject to all of the terms, conditions and provisions of the Plan and administrative interpretations, if any, which have been duly adopted and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.

2.                                       (a)           This Option shall be exercisable as follows:

(i)                                     Provided that Optionee has provided continuous service as an employee of the Company or any of its subsidiaries since the Grant Date, this Option shall be exercisable from and after [DATE] for any number of shares up to and including, but not in excess of, 20% of the aggregate number of shares subject to this Option;

(ii)                                  Provided that Optionee has provided continuous service as an employee of the Company or any of its subsidiaries since the Grant Date, this Option shall be exercisable from and after [DATE] for any number of shares up to and including, but not in excess of, 40% of the aggregate number of shares subject to this Option;

(iii)                               Provided that Optionee has provided continuous service as an employee of the Company or any of its subsidiaries since the Grant Date, this Option shall be exercisable from and after [DATE] for any number of shares up to and including, but not in excess of, 60% of the aggregate number of shares subject to this Option;

(iv)                              Provided that Optionee has provided continuous service as an employee of the Company or any of its subsidiaries since the Grant Date, this Option shall be exercisable from and after [DATE] for any number of shares up to and including, but not in excess of, 80% of the aggregate number of shares subject to this Option; and

(v)                                 Provided that Optionee has provided continuous service as an employee of the Company or any of its subsidiaries since the Grant Date; this Option shall be fully exercisable from and after [DATE];

Provided that the number of shares as to which this Option becomes exercisable shall, in each case, be reduced by the number of shares previously purchased pursuant to the terms hereof; and provided further that no additional installments shall become exercisable after the Option terminates pursuant to Section 2(b) or 3 hereof.

(b)                                 In the event of termination of Optionee’s status as an employee of the Company or any of its subsidiaries during the period following the Grant Date to [DATE] for any reason, this Option shall immediately terminate and be of no force and effect.

3.                                       Unless earlier terminated pursuant to Section 2(b) hereof, the Option hereby granted shall terminate and be of no force and effect with respect to any shares not previously purchased by the Optionee upon the earlier of (a) the [NUMBER] anniversary of the Grant Date or (b) the expiration of [NUMBER] months after termination of the Optionee’s status with the Company or any of its subsidiaries.

Notwithstanding the foregoing, if death of the Optionee occurs (i) after the Optionee’s completion of 30 days of continued service as an employee of the Company or any of its subsidiaries, following the Grant Date and (ii) before the termination of this Option (whether before or after termination of the Optionee’s status with the Company or any of its subsidiaries), the Option shall not terminate, but shall be exercisable by the Optionee’s heirs, estate or personal representatives, until the earlier of (a) the [NUMBER] anniversary of the Grant Date or (b) one year following the death of the Optionee, whereupon the Option shall terminate and be of no force and effect with respect to any shares not previously purchased hereunder.

4.                                       Subject to the limitations set forth herein and in the Plan, this Option may be exercised by written notice provided to the Company as set forth in Section 5. Such written notice shall (a) state the number of shares with respect to which the Option is being exercised and (b) be accompanied by a check, cash or money order payable to Consolidated Graphics, Inc. in the full amount of the purchase price for any shares being acquired. In addition, unless the options and shares covered by the Plan have been registered pursuant to the Securities Act of 1933, as amended, the Company may, at its election, require the Optionee to give a representation in writing in form and substance satisfactory to the Company to the effect that he/she is acquiring such shares for his/her own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, the time for delivery thereof, which would otherwise be as promptly as possible, shall be postponed for the period of time necessary to take such action.

5.                                       Notice of exercise of the Option must be made in the following manner, using such forms as the Company may from time to time provide:

(a)                                  by registered or certified United States mail, postage prepaid, to Consolidated Graphics, Inc.. Attention: Chief Financial Officer, 5858 Westheimer, Suite 200, Houston, Texas 77057, in which case the date of exercise shall be the date of mailing; or

(b)                                 by hand delivery, fax or otherwise to Consolidated Graphics, Inc., Attention:  Chief Financial Officer, 5858 Westheimer, Suite 200, Houston, Texas 77057, in which case the date of exercise shall be the date when receipt is acknowledged by the Company.

6.                                       The Optionee’s rights under the Plan and this Stock Option Agreement are personal; no assignment or transfer of the Optionee’s rights under and interest in this Option may be made by the Optionee otherwise than by will or by the laws of descent and distribution; and this Option is exercisable during his/her lifetime only by the Optionee.

7.                                       No certificates representing shares of Stock purchased hereunder shall be delivered to or in respect of an Optionee unless the amount of all federal, state and other governmental withholding tax requirements imposed upon the Company with respect to the issuance of such Stock has been remitted to the Company or unless provisions to pay such withholding requirements have been made to the satisfaction of the Committee pursuant to Section 10 of the Plan. The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with this Option.

With the Committee’s approval, the Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by the Optionee in connection with the exercise of all or any portion of this Option by electing to have the Company withhold shares of stock, or by delivering previously owned shares of Stock, having a fair market value determined in accordance with paragraph 10 of the Plan, equal to the amount required to be withheld or paid.  The Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined.

8.                                       The Option is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), except where prior stock option grants to Optionee make incentive stock option status unavailable and provided that nothing in this Agreement shall be interpreted as a  representation, guarantee, or other understanding on the part of the Company that the Option is or will be determined to be an “incentive stock option” within the meaning of that or any other section of the Code.  Optionee shall notify the Company (i) of any “disqualifying disposition” (within the meaning of Section 421 of the Code) of the Stock acquired upon exercise of the Option (specifically, a sale of such Stock within two years from the date the Option was granted or within one year from the date the Option was exercised) and (ii) of such other events or circumstances relating to the Option or the Stock as are specified by the Committee. Such notice(s) shall be provided at such time and in such manner as is specified by the Committee.

9.                                       Notwithstanding anything in this Stock Option Agreement to the contrary, immediately prior to the occurrence of a Change in Control, this Option to the extent not previously exercised or terminated shall become fully vested and immediately exercisable.  For purposes of this Stock Option Agreement, a “Change in Control” will be deemed to have occurred if at any time any of the following events shall occur:

(a)                                  the Company is merged, consolidated, converted or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, conversion or reorganization less than a majority of the combined voting power of the then outstanding securities of the Company or such corporation or other legal entity immediately after such transaction are held in the aggregate by the holders of Voting Stock (as hereinafter defined) of the Company immediately prior to such transaction and/or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other;

(b)                                 the Company sells (directly or indirectly) all or substantially all of its assets (including, without limitation, by means of the sale of the capital stock or assets of one or more direct or indirect subsidiaries of the Company) to any other corporation or other legal entity, of which less than a majority of the combined voting power of the then outstanding voting securities (entitled to vote generally in the election of directors or persons performing similar functions on behalf of such other corporation or legal entity) of such other corporation or legal entity is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale and/or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other;

(c)                                  any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) becomes (subsequent to the Grant Date) the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing fifty percent (50%) or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company (“Voting Stock”);

(d)                                 the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K, Schedule 14A or Schedule 14C (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred;

(e)                                  if during any one (1)-year period, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of (i) the directors of the Company then still in office who were directors of the Company at the beginning of any such period or (ii) directors referenced in clause (i) immediately preceding plus directors of  the Company whose nomination and/or election was approved by the directors referenced in clause (i) immediately preceding; or

(f)                                    the shareholders of the Company approve a plan contemplating the liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of Subsection 9(c) or 9(d) hereof, a “Change in Control” shall not be deemed to have occurred for purposes of this Agreement solely because (i) the Company, (ii) a corporation or other legal entity in which the Company directly or indirectly beneficially owns 100% of the voting securities of such entity, or (iii) any employee stock ownership plan or any other employee benefit plan of the Company or any wholly-owned subsidiary of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K, Schedule 14A or Schedule 14C (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of fifty percent (50%) or otherwise, or because the Company reports that a change in control of the Company has occurred by reason of such beneficial ownership.

10.                                 This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas.

CONSOLIDATED GRAPHICS, INC.
COMPENSATION COMMITTEE

Effective Date of Grant	By
[DATE]
Exercise Price: [$PRICE]	Joe R. Davis, Chief Executive Officer
Authorized Representative

This Option has been accepted as of the above date by the undersigned, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.  I also hereby acknowledge receipt of the memorandum regarding Notice of Disqualifying Dispositions and the Consolidated Graphics, Inc. Prospectus dated October 22, 1998.

Name: [NAME]